                                                                    Exhibit 10.6

                               RETENTION AGREEMENT
                               -------------------

         THIS RETENTION AGREEMENT (the "Agreement") is made as of June 11, 2002 (the "Effective Date"), by and among Modern Technologies Corp., an Ohio corporation (the "Company"), MTC Technologies, Inc., a Delaware corporation and the parent corporation of the Company (the "Parent"), and Michael W. Solley (the "Executive").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Executive is presently the Chief Executive Officer of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

         WHEREAS, the Company wishes to continue to employ the Executive in his capacity as Chief Executive Officer;

         NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Employment Duties.
         -----------------

         (a) This Agreement shall become effective on the Effective Date noted above. During the employment period fixed by Section 3 hereof (the "Employment Period"), the Executive hereby agrees to serve as Chief Executive Officer of the Company, and the Company hereby agrees to employ the Executive as such. The Executive shall also hold the position of Chief Executive Officer of the Parent. The Executive shall report to the Board of Directors of the Parent (the "Parent Board").

         (b) During the Employment Period, the Executive will not, without the prior written consent of the Parent Board, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with (i) any charitable or civic activities, (ii) personal investments, and
                (iii) serving as an executor, trustee or in another similar fiduciary capacity for a non-commercial entity; provided, however, that any such activities do not materially interfere with his performance of his responsibilities and obligations pursuant to this Agreement. With the approval of the Parent Board, the Executive may engage in any other business activities or pursuits not otherwise permitted under this Section 1.

2.       Compensation.
         ------------

         (a) During the Employment Period, the Company shall pay the Executive a cash base salary of $500,000 per annum (the "Base Salary"). The Base Salary shall be paid to the Executive, less applicable withholdings, in installments pursuant to the Company's normal and customary executive officer payroll procedures. The Executive's Base Salary shall be reviewed annually by the Compensation Committee of the Parent Board (or, if there is no such Committee, the Parent Board) beginning with calendar year 2003 and may be increased as determined by the Compensation Committee of the Parent Board (or, if there is no such Committee, the Parent Board) in its sole discretion.

         (b) The Executive will be eligible for an annual bonus based on the achievement of specified Company goals (as determined by the Compensation Committee of the Parent Board (or, if there is no such Committee, the Parent Board) with input from the Executive). In addition, the Company shall pay the Executive a $750,000 one-time cash bonus at any date prior to December 31, 2002 as determined by the Chairman of the Parent Board for services performed by, and to be performed by, the Executive during the second, third and fourth quarters of this fiscal year 2002.

         (c) The Parent has adopted the 2002 Equity and Performance Incentive Plan (the "Equity Plan") pursuant to which options to purchase shares of the Parent's common stock, and other equity-based incentive compensation awards, may be granted to the Executive and other officers and key employees of the Parent and the Company. The Executive shall be eligible to receive grants of options and other awards under the Equity Plan, at the discretion of the Compensation Committee of the Parent Board (or, if there is no such Committee, the Parent Board). Under the terms of the Equity Plan, the Compensation Committee of the Parent Board (or, if there is no such Committee, the Parent Board) has the right to amend the Equity Plan. If, at the time of the grant of any option pursuant to this Section 2(c), the issuance of shares upon exercise thereof has not been registered under the Securities Act of 1933, as amended, it shall be a condition to such grant that the Executive execute and deliver to the Parent a certificate confirming that the Executive is an accredited investor (as such term is used in Regulation D under such Act) and including transfer restrictions and other provisions customary in connection with grants under such circumstances.

         (d) The Company shall reimburse the Executive for all reasonable expenses incurred by him during the Employment Period in the course of performing his duties under this Agreement that are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements applicable generally with respect to reporting and documentation of such expenses.

         (e) In addition to the salary, bonus(es), stock options and expense reimbursements payable to the Executive pursuant to this Section 2, the Executive shall be entitled during the Employment Period to participate, on the same basis as other executives of the Company, in the Company's Executive Benefits Package. The Company's "Executive Benefits Package" means those benefits (including insurance, vacation, Company car or car allowance, equity-based benefits, and other benefits) for which substantially all of the executives of the Company are from time to time generally eligible, as determined from time to time by the Parent Board. Notwithstanding the above, the Executive shall be entitled to continue to receive those benefits that he was entitled to receive on the date of this Agreement.

         (f) With respect to the Executive's acts or failures to act during the Employment Period in his capacity as a director, officer, employee or agent of the Company, the Executive shall be entitled to indemnification from the Company, and to liability insurance coverage (if any), on the same basis as other directors and officers of the Company.

3. Employment Period. The Employment Period shall commence on the Effective Date and shall terminate on the day preceding the second anniversary of the Effective Date (the "Scheduled Termination Date," as such date may be modified by the following clause); provided, that the Executive's Employment Period and the Scheduled Termination Date shall automatically extend for one additional year upon each anniversary of the Effective Date unless the Company or the Executive notifies the other party in writing of its intent not to extend the term of employment under this Agreement no less than sixty (60) days before the applicable anniversary date. Notwithstanding anything in this Section 3 to the contrary, the Executive's employment shall end earlier than the Scheduled Termination Date, or any renewal period thereafter, if terminated upon death, by the Company for Cause (as hereinafter defined) or otherwise by the Executive or the Company pursuant to notice given as provided in Section 4 hereof.

4.       Termination Procedure.
         ---------------------

         (a) Subject to section 4(b) below, the Company or the Executive may terminate this Agreement at any time during the Employment Period (other than due to the Executive's death or a termination by the Company for Cause) if notice of such termination is communicated by written "Notice of Termination" to the Executive or the Company no later than sixty (60) days prior to the desired date of termination of this Agreement.

         (b) Upon termination of the Executive's employment with the Company for any reason, the Executive shall also resign from (i) the Company's Board of Directors, if the Executive then serves on the Board of Directors of the Company, (ii) the Parent's Board of Directors, if the Executive then serves of the Board of Directors of the Parent, and (iii) any position (whether as an employee, board member or otherwise) of any affiliate or subsidiary of the Company.

5.       Termination Payments.
         --------------------

         (a) Upon the Executive's termination of employment for any reason, the Company shall pay to the Executive any unpaid Base Salary then in effect accrued up to the date of termination of employment and any amount payable for accrued but unused vacation time up to the date of termination. Other than the accrued salary and vacation pay referenced in the preceding sentence, the Executive shall not be entitled to any further payments or benefits, unless otherwise agreed to in writing between the Company and the Executive.

     (b) Notwithstanding Section 5(a), if the Executive's employment is terminated by the Company without Cause: (i) the Company also shall pay to the Executive an amount equal to the Executive's annual Base Salary (the "Severance Payment"); and (ii) all stock options previously granted to the Executive shall become immediately exercisable in full. The Severance Payment to be made pursuant to this
          Section 5(b) shall be made in a lump sum as soon as practicable following such termination using the Base Salary rate in effect immediately prior to such termination.

     (c) Upon the Company tendering the Severance Payment described in Section 5(b), the Executive shall execute and deliver to the Company a release, in substantially the same form as the General Release of All Claims attached hereto as Attachment A.

     (d) For purposes of this Agreement, "Cause" shall mean a termination of the Executive's employment by the Company for any of the following reasons: (i) a material violation by the Executive of this Agreement which the Executive fails to cure to the Company's reasonable satisfaction within thirty (30) days after the Company delivers to the Executive a written notice that specifically identifies such violation; (ii) the willful failure by the Executive to act in a manner consistent with the Executive's responsibilities or with the best interests of the Company, after the Company delivers to the Executive a written demand for satisfactory performance that specifically identifies the manner in which the Company believes that the Executive has not satisfactorily performed the Executive's duties and the Executive fails to cure the existing problem to the Company's reasonable satisfaction within thirty (30) days; or (iii) the conviction of the Executive of a felony (other than an offense related to the operation of an automobile which results only in a fine, license suspension or other non-custodial penalty) or other serious crime involving moral turpitude.

     (e) This Agreement shall not be construed to be in lieu of or to the exclusion of any other rights, benefits and privileges to which the Executive may be entitled as an executive of the Company, the Parent or any subsidiaries or affiliates of the Company or the Parent under any retirement, pension, profit-sharing, insurance, hospitalization or other plans or benefits which may now be in effect or which may hereafter be adopted.

6. Confidentiality, Non-Competition and Non-Solicitation. For good and valuable consideration, the receipt and sufficiency of which the Executive hereby acknowledges, the Executive hereby agrees as follows:

     (a) During the entire term of the Executive's employment with the Company, the Parent and/or any of their subsidiaries and affiliates (collectively, the "Employer") and thereafter, the Executive will not publish or otherwise disclose to persons other than those employed by Employer, without specific permission from the Employer, any Employer proprietary or confidential information which the Executive learns or acquires during the course of employment with or as a result of performing services with the Employer, and will not use such information in any way which might be detrimental to the interests of the Employer. For purposes of this Agreement, proprietary or confidential information includes, but is not limited to:

     (i) all information not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products, pertaining to the Employer's marketing, bidding or cost plans, strategies, forecasts or projections; practices, procedures, policies, goals or objectives pertaining to the foregoing; contract proposals, contract bids which have been prepared or submitted or which are proposed to be prepared or submitted, or bidding and pricing techniques; information on the Employer's cost structure; quoting and pricing practices, procedures and policies; customer data including customer lists, contracts, contacts, representatives, requirements and needs, specifications, data provided by or about prospective customers; supplier information, including joint venture and subcontractor proposals; employee and consultants' identities, skills, resumes, records and lists; and the physical embodiments of any of the foregoing information.

     (ii) all information concerning or relating to the way the Employer conducts its businesses which is not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products (such as Employer contracts, internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contacts and other vendor information, Employer processes, techniques, data, computer system passwords and other computer security controls, financial information, and distributor information) and the physical embodiments of such information (such as check lists, samples, service and operational manuals, contracts, proposals, printouts, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, and any other written or machine-readable expression of such information as are filed in any tangible media).

     (iii) all information not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products concerning development of new products, services or solutions, negotiations for new business ventures or acquisitions, future business or acquisition plans, and similar information and the physical embodiments of such information.

         (iv) information which is not a public record and is not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products regarding litigation and potential litigation matters and the physical embodiments of such information.

         (v) any information which (A) is not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products, (B) gives the Employer a significant advantage over its or their competitors, or (C) has significant economic value or potentially significant economic value to the Employer, including the physical embodiments of such information.

         (vi) any other information which would constitute a trade secret of the Employer, as that term is defined by the Uniform Trade Secret Act, as amended.

(b) During the entire term of the Executive's employment with the Employer and thereafter through the one year period following the termination of the Employment Period by the Company without Cause (such one-year period to apply only if the Executive's employment is terminated by the Company without Cause), provided that the Company has paid to the Executive the Severance Payment required by Section 5(b) hereof within 30 days of termination of the Employment Period (the "Severance Period"), the Executive shall not:

         (i) directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of any business which competes with any services, solutions or products conducted, offered or provided by the Employer (any such service, solution or product, an "Employer Operation"), to any federal, state or local government market(s) or the commercial market(s) if such Employer Operation is being conducted or developed at any time during the term of the Executive's employment with Employer and at the later time in question; or

         (ii) directly or indirectly, solicit any customer covered by Company contracts that are currently in existence or were in existence at any time during the Executive's employment with a view to inducing such customer to enter into an agreement, or otherwise do business, involving an Employer Operation with any competitor or attempt to induce any such customer to terminate its relationship with the Employer or to not enter into a relationship with the Employer, as the case may be.

         (c) Notwithstanding Section 6(c)(i) above, (i) any company that the Executive owns, manages, operates, controls, participates in the ownership, management, operation or control of, or is connected with as an officer, employee, consultant, partner, director or otherwise, or has a financial interest in, on the date of this Agreement and (ii) any company in which the Executive has, or will have, an indirect investment through his investment in a fund that invests in such company, provided that Executive has no control over the investment in such company, shall be excluded from the operation of Section 6(c)(i) above.

         (d) During the Severance Period, the Executive shall not directly or indirectly solicit or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company, its Parent, any of its subsidiaries and/or of any other company (each, an "Affiliate") that directly or indirectly controls, is controlled by, or is under common control with, the Company, to terminate their employment, representation or other association with the Company and/or its Parent, subsidiary or Affiliate.

         (e) During the Executive's employment and during the Severance Period, the Executive shall communicate the contents of this Agreement to any person, firm, association, partnership, corporation or other entity which the Executive intends to be employed by, associated with, or represent and which is engaged in a business that is competitive to the business of the Company.

7.       Specific Performance; Extension of Period; Severability.
         -------------------------------------------------------

         (a)    The Executive acknowledges that the restrictions contained in
                Section 6 hereof are reasonable and necessary to protect the legitimate interests of the Employer and that the Employer would not have entered into this Agreement in the absence of such restrictions. The Executive also acknowledges that any breach by him of Section 6 hereof will cause continuing and irreparable injury to the Employer for which monetary damages would not be an adequate remedy. The Executive shall not, in any action or proceeding by the Employer to enforce Section 6 of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by the Executive, the Employer shall have the right to enforce the provisions of
                Section 6 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies at law or in equity otherwise available to the Employer.

         (b) If it shall be judicially determined that the Executive has violated any of the Executive's obligations under Section 6(c), then the Severance Period applicable to each obligation that the Executive shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation occurred; provided, however, that the Company shall notify the Executive at the time that it seeks judicial determination of any suspected violation.

         (c) All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, under any applicable law or rule in any jurisdiction, such finding will in no way affect the validity or enforceability of any other provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid or unenforceable provision had never been contained therein.

8.       Miscellaneous.
         -------------

         (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the Executive's employment, and supersedes and is in full substitution for any and all prior understandings or agreements, whether oral or written, with respect to the Executive's employment.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to the principles of conflicts of law except to the extent such principles permit the application of Ohio law. Any dispute hereunder shall be litigated in federal district court in the Southern District of Ohio or, if jurisdiction cannot be obtained in such court, in the Ohio state court.

         (c) The Company may withhold from any amounts payable to the Executive hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

         (d) This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (e) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          MODERN TECHNOLOGIES CORP.


                                          By: /s/ Rajesh Soin
                                             ----------------------------------
                                          Its: Chairman of the Board
                                              ---------------------------------


                                          MTC TECHNOLOGIES, INC.


                                          By: /s/ Rajesh Soin
                                             ----------------------------------
                                          Its: Chairman of the Board
                                              ---------------------------------

                                                /s/ Michael W. Solley
                                          -------------------------------------
                                          Executive

                                  Attachment A
                                  ------------

                          GENERAL RELEASE OF ALL CLAIMS
                          -----------------------------

         This General Release of all Claims (this "Agreement") is made and entered into as of _______________, _____, by and between MODERN TECHNOLOGIES CORP., an Ohio corporation (the "Company"), and Michael W. Solley (the "Executive"). As used in this Agreement, the term "Company" will include its parent, predecessors, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, employees, successors, assigns, representatives, agents and counsel, unless the context clearly requires otherwise.

         In consideration of the promises set forth in this Agreement, the Executive and the Company agree as follows:

1. Effectiveness of Agreement. This Agreement will be effective on the eighth day after it is executed by the Executive, provided that the Executive has not revoked the Executive's release as provided in
         Section 5(b) below (the "Effective Date").

2. Termination of Employment; Resignations. The parties acknowledge that the Executive's employment relationship with the Company ceased on ___________________ (the "Termination Date"). The Executive hereby agrees, that effective the day after the Termination Date, the Executive will resign (a) as an employee of the Company, (b) from all Company boards and offices, including those of any parent, affiliate or subsidiary of the Company, and (c) from all administrative, fiduciary or other positions the Executive may hold or have held with respect to arrangements or plans for, of or relating to the Company. The Company consents to and accepts all such resignations. After the Termination Date, neither the Company nor the Executive will represent or state to any other party that the Executive has any authority to act for or on behalf of the Company or has any relationship with the Company [other than as a stockholder].

3. Severance. In consideration of the promises contained herein, within five (5) days after the Effective Date, the Company will deliver to the Executive a check in the amount of $__________, payable to the Executive. Such payment will be in [full and complete] satisfaction of the Company's obligations under Sections 5(a) and 5(b) of the Executive's Retention Agreement, dated as of __________, 2002 (the "Retention Agreement").

4. Benefits. The benefits described by Sections 5(a) and 5(b) of the Retention Agreement will be provided to the Executive in accordance with the terms of the Retention Agreement.

5.       Mutual Releases.
         ---------------

         (a) In accordance with Section 5(c) of the Retention Agreement, in consideration for the promises contained herein, the Executive hereby releases and forever discharges the Company from, and agrees not to sue or join in any suit against the Company for, any and all charges, complaints, liabilities, claims, promises, agreements, controversies, damages, causes of action, suits or expenses of any kind or nature whatsoever, known or unknown, foreseen or unforeseen to the date upon which the Executive executes this Agreement (collectively, "Claims"), including (but not limited to) claims arising in any way from the Executive's employment with the Company, the Executive's service as an officer and director of the Company, the Executive's status as a shareholder of the Company, or the Executive's agreements to resign the Executive's employment as provided in Section 2, above, including, without limitation, any and all alleged discrimination or acts of discrimination that occurred or may have occurred on or before the date upon which the Executive executes this Agreement based upon race, color, sex, creed, national origin, age, disability or any other violation of any equal employment opportunity law, ordinance, rule, regulation or order (including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended ("Title VII"); the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended ("ADEA") (as further described in Section 5(b) below); the Americans with Disabilities Act ("ADA"); claims under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or any other federal, state or local laws or regulations regarding employment discrimination or termination of employment) and any claims for wrongful discharge, fraud, or misrepresentation under any statute, rule, regulation or under the common law. Excluded from this Agreement are any claims which cannot be waived by law, including but not limited to the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission ("EEOC"). The Executive is waiving, however, the Executive's right to any monetary recovery or relief should the EEOC or any other agency pursue any claims on the Executive's behalf.

     (b) The Executive acknowledges that the Company encouraged the Executive to consult with an attorney of the Executive's choosing prior to executing this Agreement, and through this Agreement encourages the Executive to consult with the Executive's attorney with respect to possible claims under the ADEA and that the Executive understands that the ADEA is a federal statute that prohibits discrimination, on the basis of age, in employment, benefits, and benefit plans. The Executive wishes to waive any and all claims under the ADEA that the Executive may have, as of the date upon which the Executive executes this Agreement, against the Company, and hereby waives such claims. The Executive further understands that by signing this Agreement, the Executive is in fact waiving, releasing and forever giving up any claim under the ADEA that may have existed on or prior to the date upon which the Executive executes this Agreement. The Executive acknowledges that the Executive is receiving consideration for the Executive's waiver of any and all claims under the ADEA in addition to anything of value to which the Executive is already entitled. The Executive also acknowledges that the Company has informed the Executive that the Executive has at the Executive's option, twenty-one
          (21) days from the date this Agreement was first presented to the Executive in order to consider this

          Agreement, and, if executed prior to the expiration of the twenty-one
          (21) day period, the Executive does hereby knowingly and voluntarily waive all or part of said twenty-one (21) day period. The Executive also understands that the Executive has seven (7) days following the date upon which the Executive executes this Agreement within which to revoke the release contained in this Section 5(b) (the "Revocation Period") by providing a written notice of the Executive's revocation of the release and waiver contained in this Section 5(b) to the Company. The release of claims under the ADEA contained in this
          Section 5(b) does not become effective or enforceable until the Revocation Period has expired.

     (c) Notwithstanding the foregoing, the Executive does not, and will not, release, discharge or waive any rights to indemnification that the Executive may have under the By-Laws of the Company, the laws of the State of Ohio, any indemnification agreement between the Executive and the Company or any insurance coverage maintained by or on behalf of the Company, nor will the Company take any action, directly or indirectly, to encumber or adversely affect the Executive's rights under any such indemnification arrangement. Further, the release contained in this Section 5 will not affect any rights granted to the Executive, or obligations of the Company, under the terms of this Agreement or under the terms of any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by the Company or, except to the extent such rights have previously been satisfied or are satisfied pursuant to this Agreement, under the terms of the Retention Agreement.

     (d) Except for Claims based upon fraud or intentional misrepresentation, the Company, as a material inducement to the Executive to enter this Agreement, and in consideration of the promises contained herein, hereby releases and forever discharges the Executive, and the Executive's family, heirs, successors, assigns, agents and attorneys from, and agrees not to sue or join in any suit against such parties for, any and all Claims, which the Company now has or owns or claims or could claim to have or own against the Executive and the Executive's family, heirs, successors, assigns, agents and attorneys arising from the Executive's employment by the Company, the Executive's service as an officer, employee or director of the Company, and the Executive's status as a shareholder of the Company [, other than ____________________]; provided, however, that the release contained in this Section 5(d) will not affect any rights granted to the Company, or the Executive's obligations, under the terms of this Agreement.

     (e) Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or the Executive.

6. No Mitigation or Offset. The Executive is under no obligation to mitigate damages or the amount of any payment or benefit provided for under this Agreement by seeking other employment or otherwise. Except as otherwise expressly provided in the Retention

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

          Agreement, any and all amounts payable and benefits to be provided by the Company to the Executive under the terms of this Agreement will not be subject to set-off or counterclaim for amounts claimed by the Company to be owed to it by the Executive.

7. Survival. The expiration or termination of this Agreement will not impair the rights or obligations of any party hereto that accrue hereunder prior to such expiration or termination, except to the extent specifically stated herein. In addition to the foregoing, (a) the Executive's and the Company's obligations contained in Section 5 will survive the expiration or termination of this Agreement, and (b) the Company's and the Executive's respective rights and obligations as specified in Section 6 of the Retention Agreement will survive any termination or expiration of this Agreement or the Retention Agreement, or the termination of the Executive's employment for any reason whatsoever.

8.        Miscellaneous Provisions.
          ------------------------

          (a) Binding on successors; assignment. This Agreement will be binding upon and inure to the benefit of the Company, the Executive and each of their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable; provided, however, that neither this Agreement nor any rights or obligations hereunder will be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

          (b) Governing law. This Agreement will be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio, without regard to conflicts of law principles.

          (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (d) Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as FedEx, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at the Executive's principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

     (e) Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.

     (f) Entire agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the matters addressed herein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement will constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

     (g) Amendments; waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and the Company. Failure on the part of either party to complain of any action or omission, breach or default on the part of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law or in equity. The Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform only through an executed writing; provided, however, that such waiver will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.

     (h) No inconsistent actions; enforcement. The Company and the Executive will not voluntarily undertake or fail to undertake any action or course of action that is inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement. In the event the Executive initiates or voluntarily participates in any suit (as provided in Section 5(a)), or if the Executive fails to abide by any of the terms of this Agreement, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to the Executive under the provisions of this Agreement or terminate any benefits or payments that are subsequently due under this Agreement, without waiving the release granted herein. In the event the Executive revokes the ADEA release contained in Sections 5(a) and 5(b) within the seven-day period provided under Section 5(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to the Executive

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

          under the provisions of this Agreement or terminate any benefit or payments that are subsequently due under this Agreement. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of the Executive's obligations under Section 5 would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law, in equity or under this Agreement, upon adequate proof of the Executive's violation of any such provision of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage. The Executive understands that by entering into this Agreement, the Executive will be limiting the availability of certain remedies that the Executive may have against the Company and limiting also the Executive's ability to pursue certain claims against the Company.

     (i) Headings and section references. The headings used in this Agreement are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement. All section references are to sections of this Agreement, unless otherwise noted.

     (j) Withholding. The Company will be entitled to withhold from payment any amount of withholding required by law.

     (k) Authority. The Company represents and warrants that it and its signatory hereto are duly authorized and empowered to execute and enter into this Agreement without any further action or approval.

     THIS AGREEMENT INCLUDES A COMPLETE AND PERMANENT RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT AND THAT THE EXECUTIVE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT THE EXECUTIVE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF THE EXECUTIVE'S OWN FREE WILL.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MODERN TECHNOLOGIES CORP.,
                                       an Ohio corporation

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       -----------------------------------------
                                       Michael W. Solley

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